Back to Form 8-K
Exhibit 10.1

DEPARTMENT OF HEALTH & HUMAN SERVICES	Centers for Medicare & Medicaid Services

7500 Security Boulevard Baltimore, Maryland 21244

Date:	January 21, 2009
To:	Medicare Advantage and 1876 Cost Plan Organizations
From:	Louis Polise Acting Director Medicare Drug and Health Plan Contract Administration Group
Subject:	2009 Contract Renewal – H0117

The Centers for Medicare & Medicaid Services (CMS) is pleased to inform you that your contract has been renewed effective January 1, 2009, through December 31, 2009. This approval/renewal is issued based on our receipt of your 2009 benefit attestation, all applicable contract addenda, and our approval of your bid. CMS approves each benefit plan for a particular service area. Your organization's contractual authority to offer benefits in its CMS-approved service area is documented by your signed benefit attestation.

As required by the Medicare Improvements for Patients and Providers Act of 2008 (MIPPA), if your organization offers a prescription drug plan benefit package, an executed copy of your new Part D addendum is included as an attachment to this memo. If your organization applied for and was found qualified to offer new 2009 Employer/Union-Only Group Waiver Plans (EGWP)/ "800 series" plan benefit packages, an executed EGWP addendum is included as an attachment to this memo.

CMS will continue to provide Medicare Advantage and Prescription Drug Benefit program information (including information about your CMS Central Office and Regional Office contacts) to contracting organizations through the Health Plan Management System (HPMS) and the CMS website. It is imperative that you monitor both websites to stay current on program requirements and information. Please ensure your organization's contact information in HPMS remains up-to-date since this is our primary source for contacting our contracting organizations.

We look forward to continuing to work with you in serving Medicare beneficiaries in your service area. If you have any questions, please contact your Regional Office Account Manager.

Attachment(s)

ADDENDUM TO CONTRACTS WITH MEDICARE PART D SPONSORS PURSUANT TO SECTIONS 1860D-1 THROUGH 1860D-42 OF THE SOCIAL SECURITY ACT FOR THE OPERATION OF A VOLUNTARY MEDICARE PRESCRIPTION DRUG PLAN

The Centers for Medicare and Medicaid Services (hereinafter referred to as "CMS") and WellCare of Ohio, Inc., an organization operating a Voluntary Medicare Prescription Drug Plan (hereinafter referred to as "the Sponsor") agree, pursuant to 42 C.F.R. § 423.508(a) to amend the contract (H0117) governing the Sponsor's Part D operations described in Section 1860D-1 through 1860D-42(with the exception of 1860D-22(a) and 1860D-31) of the Social Security Act (hereinafter referred to as "the Act") to include the provisions stated below.

This addendum is made pursuant to Subpart L of 42 CFR Part 417, Subpart K of 42 CFR Part 422, and Subpart K of 42 CFR Part 423.

NOTE: For the purposes of this addendum, "the Sponsor" includes the following: standalone prescription drug plan (PDP) sponsors, Medicare managed care organizations offering Part D benefits (MA-PD), and employer group/union-only organizations. For a PDP sponsor, this document amends its contract with CMS. For MA-PD organizations and employer group/union-only benefit sponsors, this document amends the Part D addendum to their Medicare managed care contracts with CMS.

Article I
Medicare Voluntary Prescription Drug Benefit

A.
This addendum is in no way intended to supersede or modify 42 CFR, Parts 417, 422 or 423, except as to any requirements set forth in 42 CFR Part 423 that are specifically waived or modified for Sponsors offering a prescription drug benefit exclusively to Part D eligible individuals enrolled in employment-based retiree prescription drug coverage as provided in applicable employer/union-only group waiver guidance and/or in this addendum. Failure to reference a regulatory requirement in this addendum does not affect the applicability of such requirements to the Sponsor and CMS.

B.
In the event of a conflict between the employer/union-only group waiver guidance issued prior to the execution of the contract and this addendum, the provisions of this addendum shall control. In the event of any conflict between the employer/union-only group waiver guidance issued after the execution of the contract and this addendum, the provisions of the employer/union-only group guidance shall control.

C.	In the event of any conflict between the provisions of this addendum and any other provision of the contract, the terms of this addendum shall control.

Article II
Sponsor Reimbursement to Pharmacies

A.
Effective January 1, 2010, Sponsor will issue, mail, or otherwise transmit payment with respect to all clean claims submitted by pharmacies (other than pharmacies that dispense drugs by mail order only or are located in, or contract with, a long-term care facility) within 14 days of receipt of an electronically submitted claim or within 30 days of receipt of a claim submitted otherwise.

B.
Effective January 1,2010, Sponsor must ensure that a pharmacy located in, or having a contract with, a long-term care facility will have not less than 30 days (but not more than 90 days) to submit claims to the Sponsor for reimbursement.

C.
Effective January 1, 2009, if Sponsor uses a standard for reimbursement of pharmacies based on the cost of a drug will update such standard not less frequently than once every 7 days, beginning with an initial update on January 1 of each year, to accurately reflect the market price of acquiring the drug.

Article III
Record Retention and Reporting Requirements

The section entitled "RECORD MAINTENANCE AND ACCESS" is amended to include the following provision: "Sponsor agrees to maintain records and provide access in accordance with 42 CFR §§ 423.505 (b)(10) and 423.505(i)(2)(ii)."

Article IV
CMS Notice of Sponsor Contract Non-Renewal

Paragraph 1 of the section entitled "QUALIFICATION TO RENEW ADDENDUM" is revised to read as follows:

"1. In accordance with 42 CFR §423.507, the Sponsor will be determined qualified to renew this addendum annually only if—
(a)	The Sponsor has not provided CMS with a notice of intention not to renew in accordance with Article VII of this addendum, and
(b)	CMS has not provided the Sponsor with a notice of intention not to renew."

Article IV
Addendum Term

This addendum is effective from the date of CMS' authorized representative's signature and shall remain in effect for as long as the Sponsor remains a Part D sponsor under contract with CMS.

Article VI
Modification or Termination of Addendum by Mutual Consent

This addendum may be modified or terminated at any time by written mutual consent in accordance with 42 CFR 423.508.

Article XII
Severability

Severability of the addendum shall be in accordance with 42 CFR §423.504(e).

Article XIII
Miscellaneous

A.	Terms not otherwise defined in this addendum shall have the meaning given such terms at 42 CFR Part 423 or, as applicable, 42 CFR Part 422 or Part 417.

B.
The Sponsor agrees that it has not altered in any way the terms of the addendum presented for signature by CMS. Sponsor agrees that any alterations to the original text the Sponsor may make to this addendum shall not be binding on the parties.

In witness whereof, the parties hereby execute this contract modification

FOR THE SPONSOR

Heath Schiesser Printed Name	President and CEO Title
/s/ Heath Schiesser Signature	9/5/08 Date
WellCare of Ohio, Inc. Organization	8735 Henderson Rd., Tampa, FL 33634 Address

FOR THE CENTERS FOR MEDICARE & MEDICAID SERVICES

/s/ Cynthia Tudor Cynthia Tudor, Ph.D. Director	9/18/08 Date
Medicare Drug Benefit Group and
   C & D Data Group
Center for Drug and Health Plan Choice

Medicare Advantage Attestation of Benefit Plan
WELLCARE OF OHIO, INC.
H0117
Date: 08/29/2008

I attest that I have examined the Plan Benefit Packages (PBPs) identified below and that the benefits identified in the PBPs are those that the above-stated organization will make available to eligible beneficiaries in the approved service area during program year 2009.  I further attest that we have reviewed the bid pricing tools (BPTs) with the certifying actuary and have determined them to be consistent with the PBPs being attested to here.

I further attest that these benefits will be offered in accordance with all applicable Medicare program authorizing statutes and regulations and program guidance that CMS has issued to date and will issue during the remainder of 2008 and 2009, including but not limited to, the 2009 Call Letter, the 2009 Solicitations for New Contract Applicants, the Medicare Prescription Drug Benefit Manual, the Medicare Managed Care Manual, and the CMS memoranda issued through the Health Plan Management System (HPMS).

Plan ID	Segment ID	Version	Plan Name	Plan Type	Transaction Type	MA Premium	Part D Premium	CMS Approval Date	Effective Date
004*	0	9	WellCare Value	HMO	Renewal	0.00	0.00	08/29/2008	01/01/2009
005	0	7	WellCare Value	HMO	Renewal	0.00	0.00	08/29/2008	01/01/2009
007	0	7	WellCare Access	HMO	Renewal	0.00	28.40	08/29/2008	01/01/2009
008	0	7	WellCare Select	HMO	Renewal	0.00	28.40	08/29/2008	01/01/2009
009	0	7	WellCare Select	HMO	Renewal	0.00	26.00	08/29/2008	01/01/2009
010**	0	7	WellCare Reserve	HMO	Renewal	0.00	28.40	08/29/2008	01/01/2009

*As disclosed in the cover letter to this Attestation of Benefit Plan, WellCare of Ohio, Inc. may not be able to offer Medicare Advantage Coordinated Care Plan coverage in Geauga, Mahoning and Trumbull Counties due to a licensing issue with the Ohio Department of Insurance. Therefore, Plan ID 004 may only be offered in Cuyahoga, Lake and Lorain Counties.

**As disclosed in the cover letter to this Attestation of Benefit Plan, WellCare of Ohio, Inc. may not be able to offer Medicare Advantage Coordinated Care Plan coverage in Geauga, Mahoning and Trumbull Counties due to a licensing issue with the Ohio Department of Insurance. Therefore, Plan ID 010 may not be offered in any county.

Page 1 of 2    - WELLCARE OF OHIO, INC. - H0117 - 08/29/2008

/s/ Heath Schiesser CEO: Heath Schiesser CEO/President 8735 Henderson Road Tampa, FL 33634 813-290-6205	9/5/08 Date:

/s/ Thomas L. Tran CFO: Tom Tran CFO 8735 Henderson Road Tampa, FL 33634 813-290-6200 (1770)	9/5/08 Date:

Page 2 of 2 – WELLCARE OF OHIO, INC. – H0117 – 08/29/2008